    As filed with the Securities and Exchange Commission on March 4, 1997.
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         ------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------
                            RELIASTAR FINANCIAL CORP.
           (Exact name of the Registrant as specified in its charter)

           Delaware                                         41-1620373
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                           20 Washington Avenue South
                          Minneapolis, Minnesota  55401
                                 (612) 372-5601
                (Address and telephone number of the Registrant's
                          principal executive offices)

                                Richard R. Crowl
              Senior Vice President, General Counsel and Secretary
                            ReliaStar Financial Corp.
                           20 Washington Avenue South
                          Minneapolis, Minnesota  55401
                                 (612) 372-5479
            (Name, address and telephone number of agent for service)

                         ------------------------------
                                    copy to:
                                Steven E. Suckow
                               Faegre & Benson LLP
                               2200 Norwest Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402

                         ------------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /____________________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /___________________________________________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                      CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                        AMOUNT TO           PROPOSED           PROPOSED MAXIMUM         AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES           BE          MAXIMUM OFFERING      AGGREGATE OFFERING       REGISTRATION
        TO BE REGISTERED                REGISTERED      PRICE PER SHARE(1)          PRICE(1)                FEE
---------------------------------------------------------------------------------------------------------------------

Common Stock, no par value            213,627 Shares    $60.375               $12,897,730.12            $3,908.40
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sale prices per share of the Registrant's common stock on February 25, 1997, as reported on the New York Stock Exchange Composite Tape.

                            -------------------------

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED MARCH 4, 1997




                                 213,627 SHARES


                            RELIASTAR FINANCIAL CORP.


                                  COMMON STOCK


          This Prospectus relates to shares of Common Stock of ReliaStar Financial Corp. (the "Company") that may be sold by the Selling Stockholders. See "Selling Stockholders." These shares were issued to the Selling Stockholders in connection with the acquisition of Successful Money Management Seminars, Inc. by the Company. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

          The Company's Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "RLR." On February 27, 1997, the last sale price for the Common Stock, as reported on the NYSE Composite Tape was $61.25 per share. See "Price Range of Common Stock and Dividend Policy."

          The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time (but no later than April __, 1997) in one or more transactions on the NYSE or otherwise, in negotiated transactions, through the writing of options on shares (whether the options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). See "Plan of Distribution."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time shall not under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.

                 THE DATE OF THIS PROSPECTUS IS MARCH 4, 1997

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material may be obtained at prescribed rates from the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy statements and other information filed by the Company at: http://www.sec.gov. In addition, such materials may be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

          This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company, and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File
No. 1-10640) pursuant to the Exchange Act are incorporated herein by reference:

          (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (which incorporates by reference certain portions of the Company's 1995 Annual Report to Stockholders, including financial statements and accompanying information, and certain portions of the Company's definitive proxy statement for the Company's 1996 Annual Meeting of Stockholders);

          (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996;

          (iii) the Company's Current Reports on Form 8-K dated March 29, 1996, May 24, 1996 and February 23, 1997;

          (iv) the Company's Amendment on Form 8-K/A dated May 20, 1993 to the Company's Current Report on Form 8-K dated January 17, 1989 filed by the Company in lieu of a Registration Statement on Form 8-B and Amendment on Form 8A/A dated September 12, 1994 to a Registration Statement on
     Form 8-A dated October 4, 1989, as amended on February 15, 1990 (File
     No. 0-17441), which contain a description of the Company's Common Stock and related Rights to Purchase Preferred Stock of the Company; and

          (v)     all other documents filed by the Company pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of an offering of the shares of Common Stock offered hereby by the Selling Stockholders.

          Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated herein or in an accompanying Prospectus Supplement by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof or an accompanying Prospectus Supplement except as so modified or superseded.

          The Company will provide without charge to each person, including any beneficial holder, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference (other than exhibits to such documents, unless those exhibits are specifically incorporated therein by reference). Requests should be directed to ReliaStar Financial Corp., 20 Washington Avenue South, Minneapolis, Minnesota 55401, Attn: Secretary, telephone (612) 372-5601.

                                   THE COMPANY

          The Company is a holding company whose subsidiaries specialize in life insurance and related financial services. Through ReliaStar Life Insurance Company, Minneapolis, Minnesota, and other subsidiaries, the Company issues and distributes individual life insurance and annuities, group life and health insurance, life and health reinsurance, mutual funds, residential mortgages and personal finance education. The Company operates in four business segments: Individual Insurance, Employee Benefits, Life and Health Reinsurance and Pension.

          Other principal subsidiaries are Northern Life Insurance Company, ReliaStar United Services Life Insurance Company, ReliaStar Bankers Security Life Insurance Company and Northstar Investment Management Corporation. Successful Money Management Seminars, Inc., and PrimeVest Financial Services, Inc.

          On February 23, 1997, the Company entered into a definitive agreement to merge Security-Connecticut Corporation, an insurance holding company, with and into the Company. The merger is valued at $488 million and is expected to close during the summer of 1997. For more information on the merger, see the Company's Current Report on form 8-K dated February 23, 1997.

          The Company, which was incorporated in Delaware in 1988, became the parent of ReliaStar Life and its subsidiaries pursuant to a Plan of Conversion and Reorganization (the "Plan") which became effective on January 3, 1989. Pursuant to the Plan, ReliaStar Life Insurance Company, which was organized in 1885 (as "Northwestern National Life Insurance Company") was converted from a combined stock and mutual life insurance company to a stock life insurance company.

          The Company's executive offices are located at ReliaStar Financial Corp., 20 Washington Avenue South, Minneapolis, Minnesota 55401, and its telephone number is (612) 372-5601.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

          The Company's Common Stock is listed and principally traded on the NYSE under the symbol RLR. The following table sets forth, for the periods indicated, the reported high and low sale prices on the NYSE Composite Tape and dividends paid per share on the Common Stock.


                                                                HIGH            LOW             DIVIDENDS
                                                                ----            ---             ---------
1995:
     First Quarter . . . . . . . . . . . . . . . . . . . .     $35.500        $29.000               $.225
     Second Quarter. . . . . . . . . . . . . . . . . . . .      39.625         33.750                .250
     Third Quarter . . . . . . . . . . . . . . . . . . . .      41.500         36.000                .250
     Fourth Quarter. . . . . . . . . . . . . . . . . . . .      44.500         39.875                .250

1996:
     First Quarter . . . . . . . . . . . . . . . . . . . .     $51.625        $41.500               $.250
     Second Quarter. . . . . . . . . . . . . . . . . . . .      47.000         41.375                .280
     Third Quarter . . . . . . . . . . . . . . . . . . . .      48.125         40.000                .280
     Fourth Quarter. . . . . . . . . . . . . . . . . . . .      58.375         47.625                .280

1997:
     First Quarter (through February 28, 1997). . . . . . .    $63.125        $54.000               $.280


                              SELLING STOCKHOLDERS

          The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 27, 1997 and as adjusted to reflect the sale of shares offered by this Prospectus by each Selling Stockholder.


                                          SHARES                                   SHARES
                                        OWNED PRIOR        SHARES OFFERED       OWNED AFTER
                                        TO OFFERING                               OFFERING
                                        -----------        --------------       -----------

             NAME                          NUMBER              NUMBER              NUMBER                PERCENT
             ----                          ------              ------              ------                -------
Gordon C. Root(1)                          109,124              50,000              59,124                  *
Lindalee M. Root                           109,025              90,127              18,898                  *
Douglas W. Root(2)                          48,950               5,000              43,950                  *
Jack B. Root, Jr.(3) and Margaret A.
  Root, as tenants in common                40,050              10,000              30,050                  *
Kimberly Lynne Root Levasa                  13,350               2,500              10,850                  *
Gretchen S. Mortensen(5) and
  Douglas L. Mortensen, as joint
  tenants                                   53,400(4)           10,000              43,400(4)               *
Ashton G. Root                              31,150               6,000              25,150                  *
Jack B. Root (6)                           124,600              20,000             104,600                  *
Wilma L. Root                              124,600              20,000             104,600                  *

--------------------

 * Represents beneficial ownership of less than one percent of the outstanding Common Stock.
(1) Vice President, Successful Money Management Seminars, Inc., a subsidiary acquired by the Company on September 3, 1996 ("SMMS").
(2)  Senior Vice President, Chief Operating Officer, SMMS.
(3)  Director of Product Development, SMMS.
(4) Includes 17,800 shares held by Gretchen S. Mortensen, individually, and 17,800 shares held by Douglas L. Mortensen, individually.
(5)  Treasurer, SMMS.
(6)  President, SMMS.


                              PLAN OF DISTRIBUTION

          The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time (but no later than April __, 1997) in one or more transactions on the NYSE or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether the options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and these broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and broker-dealers that participate with the Selling Stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

                                 LEGAL OPINIONS

          The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Faegre & Benson LLP, 2200 Norwest Center, Minneapolis, Minnesota 55402.

                                     EXPERTS

          The consolidated financial statements of the Company and related financial statement schedules as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated herein by reference, and have been so incorporated in reliance upon the reports of that firm given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Expenses in connection with the issuance and distribution of the shares of Common Stock being registered hereunder other than underwriting commissions and expenses, are estimated below.

          SEC Registration fee . . . . . . . . . . . .   $ 3,908.40
          Listing fee. . . . . . . . . . . . . . . . .    14,750.00
          Legal services and expenses. . . . . . . . .     3,000.00
          Accounting services and expenses . . . . . .     2,500.00
          Printing fees. . . . . . . . . . . . . . . .     2,500.00
                                                         ----------
               Total . . . . . . . . . . . . . . . . .   $26,658.40
                                                         ----------

          Except for the SEC registration fee, all of the foregoing expenses have been estimated. The Selling Stockholders will bear fees and disbursements of their own legal counsel and transfer taxes. The Company will bear all other expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

          Article VIII of the By-Laws of the Company provides for broad indemnification of directors and officers of the Company. See Exhibit 4(b) hereto.

          The Company also maintains director and officer liability insurance policies.

          In addition, Section 7 of Article Sixth of the Company's Certificate of Incorporation contains broad provisions limiting the liability of directors for monetary damages for breach of fiduciary duty as a director. See
Exhibit 4(a) hereto.

ITEM 16.  EXHIBITS

  Exhibit
  Number
  -------

   4(a) Certificate of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 3(b)(1) to the Company's Registration Statement on Form S-4, Registration No. 33-25107).

   4(b) By-Laws, as amended, of the Company (incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1990, File No. 1-10640).

   4(c) Surplus Note (incorporated by reference to Exhibit 4(e) to the Company's Registration Statement on Form S-3, Registration
          No. 33-87588).

   4(d) Rights Agreement dated as of October 7, 1988 (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated October 4, 1989, File No. 0-17441).

   4(e) Amendment to Rights Agreement dated as of February 8, 1990 (incorporated by reference to Exhibit 1 to the Company's Amendment on Form 8 dated February 15, 1990 to Registration Statement on Form 8-A dated October 4, 1989, File No. 0-17441).

   4(f) Amendment to Rights Agreement dated as of September 10, 1994 (incorporated by reference to Exhibit 1 to the Company's Amendment on Form 8-A/A dated September 12, 1994 to Registration Statement on
          Form 8-A dated October 4, 1989, File No. 0-17441).

   5      Opinion of Faegre & Benson LLP.

   23(a)  Consent of Deloitte & Touche LLP.

   23(b)  Consent of Faegre & Benson LLP (included in Exhibit 5).

   24     Powers of Attorney of directors and officers of the Company.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement PROVIDED, HOWEVER, that paragraphs (1)(i) and
     (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 29, 1997.

                                   RELIASTAR FINANCIAL CORP.
                                   (Registrant)

                                   By        JOHN G. TURNER*
                                     --------------------------------------
                                       John G. Turner
                                       CHAIRMAN AND CHIEF EXECUTIVE OFFICER

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 29, 1997 by the following persons in the capacities with ReliaStar Financial Corp. indicated:

     JOHN G. TURNER*               Chairman and Chief Executive Officer
------------------------------     (Principal Executive Officer)
     John G. Turner

     WAYNE R. HUNEKE*              Senior Vice President, Chief Financial
------------------------------     Officer and Treasurer
     Wayne R. Huneke               (Principal Financial and Accounting Officer)

CAROLYN H. BALDWIN            )
F. CALEB BLODGETT             )
DANIEL J. CALLAHAN, III       )
DAVID C. COX                  )
JAYE F. DYER                  )
JOHN H. FLITTIE               )
LUELLA GROSS GOLDBERG         )
WILLIAM A. HODDER             )
JAMES J. HOWARD III           )    A majority of the Board of Directors*
RANDY C. JAMES                )
RICHARD L. KNOWLTON           )
DAVID A. KOCH                 )
RICHARD M. KOVACEVICH         )
GLEN D. NELSON, M.D.          )
JAMES J. RENIER               )
JOHN G. TURNER                )
---------------------
* Richard R. Crowl, by signing his name hereto, does hereby sign this document on behalf off each of the above-named officers or directors of ReliaStar Financial Corp. pursuant to powers of attorney duly executed by such persons.

                                             /s/ RICHARD R. CROWL
                                   ----------------------------------------
                                   Richard R. Crowl
                                   ATTORNEY-IN-FACT

                                               EXHIBIT INDEX


Exhibit             Description                                                              Page
-------             -----------                                                              ----
   4(a)   Certificate of Incorporation, as amended, of the Company
          (incorporated by reference to Exhibit 3(b)(1) to the Company's
          Registration Statement on Form S-4, Registration No. 33-25107). . . . . INCORPORATED BY REFERENCE

   4(b)   By-Laws, as amended, of the Company (incorporated by reference to
          Exhibit 3 to the Company's Annual Report on Form 10-K for the
          year ended December 31, 1990, File No. 1-10640). . . . . . . . . . . .  INCORPORATED BY REFERENCE

   4(c)   Surplus Note (incorporated by reference to Exhibit 4(e) to the Company's Registration Statement on Form S-3, Registration
          No. 33-87588). . . . . . . . . . . . . . . . . . . . . . . . . . . . .  INCORPORATED BY REFERENCE

   4(d)   Rights Agreement dated as of October 7, 1988 (incorporated by reference to Exhibit 1 to the Company's Registration Statement on
          Form 8-A dated October 4, 1989, File No. 0-17441). . . . . . . . . . .  INCORPORATED BY REFERENCE

   4(e)   Amendment to Rights Agreement dated as of February 8, 1990
          (incorporated by reference to Exhibit 1 to the Company's
          Amendment on Form 8 dated February 15, 1990 to Registration
          Statement on Form 8-A dated October 4, 1989, File No. 0-17441) . . . .  INCORPORATED BY REFERENCE

   4(f)   Amendment to Rights Agreement dated as of September 10, 1994
          (incorporated by reference to Exhibit 1 to the Company's
          Amendment on Form 8-A/A dated September 12, 1994 to Registration
          Statement on Form 8-A dated October 4, 1989, File No. 0-17441) . . . .  INCORPORATED BY REFERENCE

   5      Opinion of Faegre & Benson LLP . . . . . . . . . . . . . . . . . . . .  FILED ELECTRONICALLY

  23(a)   Consent of Deloitte & Touche LLP . . . . . . . . . . . . . . . . . . .  FILED ELECTRONICALLY

  23(b)   Consent of Faegre & Benson LLP (included in Exhibit 5) . . . . . . . .  FILED ELECTRONICALLY

  24      Powers of Attorney of directors and officers of the Company. . . . . .  FILED ELECTRONICALLY

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